Exhibit 23.
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-115666) of NorthWest Indiana Bancorp of our report dated February 27, 2006, which is incorporated by reference in this Annual Report on Form 10-K of NorthWest Indiana Bancorp for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

South Bend, Indiana
March 24, 2006

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